UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2022

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Securities Registered Pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(A) The 2022 Annual Shareholders Meeting (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) was held on April 26, 2022. On March 1, 2022, the record date for the Annual Meeting, 51,648,898 shares of the Company’s stock were outstanding and entitled to vote, of which 40,336,856 were present at the Annual Meeting, in person or represented by proxy, for purposes of establishing a quorum.
(B) Stockholders voted the following individuals to the Company’s Board of Directors for terms expiring at the 2023 annual meeting of shareholders: Mr. Victor S. Trione, Ms. Simone Lagomarsino, Ms. Renu Agrawal, Mr. John C. Erickson, Ms. Anita Gentle Newcomb, Mr. Bradley M. Shuster, Mr. Thomas C. Wajnert and Mr. M. Max Yzaguirre.
Set forth below are the number of votes cast for, votes withheld, and broker non-votes with respect to such matters.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. Victor S. Trione	40,318,709	12,336	5,811
Ms. Simone Lagomarsino	40,318,709	12,336	5,811
Ms. Renu Agrawal	40,327,864	3,181	5,811
Mr. John C. Erickson	40,331,044	1	5,811
Ms. Anita Gentle Newcomb	40,327,864	3,181	5,811
Mr. Bradley M. Shuster	40,331,044	1	5,811
Mr. Thomas C. Wajnert	40,327,864	3,181	5,811
Mr. M. Max Yzaguirre	40,331,044	1	5,811
(C)    A proposal regarding the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022 was approved by the following vote:

Votes For	Votes Against	Shares Abstained
40,327,701	9,155	—

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: April 28, 2022	By: /s/ Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary